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                                                                    EXHIBIT 11.1

              COMPUTATION OF PRO FORMA NET INCOME (LOSS) PER SHARE

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                                                                                        YEAR ENDED    NINE MONTHS
                                                                                       DECEMBER 31,  SEPTEMBER 30,
                                                                                           1996          1997
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
Weighted average shares of common stock outstanding..................................    4,501,000      4,501,000
Add common stock equivalents issued or granted within twelve months of the initial public offering, pursuant to Staff Accounting Bulletin No. 83:
    Options to purchase common stock.................................................      471,000        471,000
    Series A mandatorily redeemable preferred stock..................................    3,622,000      3,622,000
    Warrants to purchase Series A mandatorily redeemable preferred stock.............       37,000         37,000
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Shares used to compute pro forma net income (loss) per share.........................    8,631,000      8,631,000
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Pro forma net income (loss)..........................................................   $  156,000    $  (781,000)
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Pro forma net income (loss) per share................................................   $     0.02    $     (0.09)
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